Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Eaton Corporation plc (formerly known as Eaton Corporation Limited) pertaining to the Eaton Savings Plan with respect to the financial statements, dated June 25, 2012, of the Eaton Savings Plan included in the Plan’s Annual Report (Form 11-K), for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ MEADEN & MOORE, LTD.

Cleveland, Ohio

November 30, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Eaton Corporation plc (formerly known as Eaton Corporation Limited) pertaining to the Eaton Personal Investment Plan with respect to the financial statements, dated June 25, 2012, of the Eaton Personal Investment Plan included in the Plan’s Annual Report (Form 11-K), for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ MEADEN & MOORE, LTD.

Cleveland, Ohio

November 30, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Eaton Corporation plc (formerly known as Eaton Corporation Limited) pertaining to the Eaton Puerto Rico Retirement Savings Plan with respect to the financial statements, dated June 25, 2012, of the Eaton Puerto Rico Retirement Savings Plan included in the Plan’s Annual Report (Form 11-K), for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ MEADEN & MOORE, LTD.

Cleveland, Ohio

November 30, 2012